Exhibit 99.1	GRACO INC.
P.O. Box 1441
Minneapolis, MN
55440-1441
NYSE: GGG

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, January 29, 2024	Financial Contact: David Lowe, 612-623-6456 Media Contact: Meredith Sobieck, 612-623-6427 Meredith_A_Sobieck@graco.com

Graco Reports Record Fourth Quarter and Annual Sales and Operating Earnings
Fourth Quarter Sales Growth in All Segments
MINNEAPOLIS (January 29, 2024) – Graco Inc. (NYSE: GGG) today announced results for the fourth quarter ended December 29, 2023.

Summary
$ in millions except per share amounts

	Three Months Ended			Twelve Months Ended
	Dec 29, 2023	Dec 30, 2022	% Change	Dec 29, 2023	Dec 30, 2022	% Change
Net Sales	$566.6	$555.0	2%	$2,195.6	$2,143.5	2%
Operating Earnings	169.9	152.5	11%	646.8	572.7	13%
Net Earnings	110.0	126.2	(13)%	506.5	460.6	10%
Diluted Net Earnings per Common Share	$0.64	$0.74	(14)%	$2.94	$2.66	11%

Adjusted (non-GAAP): (1)
Operating Earnings, adjusted	$169.9	$152.5	11%	$646.0	$572.7	13%
Net Earnings, adjusted	$137.1	$124.3	10%	$523.9	$455.5	15%
Diluted Net Earnings per Common Share, adjusted	$0.80	$0.73	10%	$3.04	$2.63	16%
(1) Excludes the impact of a pension settlement loss, contingent consideration fair value adjustment, impairment charge, excess tax benefits from stock option exercises and certain non-recurring tax provision adjustments. See Financial Results Adjusted for Comparability below for a reconciliation of adjusted non-GAAP financial measures to GAAP.
•Net sales increased 2 percent for the fourth quarter with sales growth in all segments.
•The gross profit margin rate for the quarter was approximately 4 percentage points higher than the comparable period last year due to realized pricing and lower product costs.
•Total operating expenses increased 8 percent for the quarter.
•Operating earnings expressed as a percentage of sales for the quarter increased 3 percentage points to 30 percent.
•Other non-operating expenses for the quarter included a non-cash pension settlement loss of $42 million in connection with the transfer of certain pension obligations to an insurance company.
"Graco reported record fourth quarter and annual sales and operating earnings with sales growth in all segments for the quarter," said Mark Sheahan, Graco's President and CEO. "The Industrial and Process segments achieved record annual sales and operating earnings while Contractor achieved record operating earnings for the year despite a challenging environment. The Contractor segment saw fourth quarter sales

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growth driven by new product introductions and continued strength in both the protective coatings and spray foam product categories. I am proud of the work our teams have done and want to thank our employees, customers and vendors for another great year."

Consolidated Results
Net sales for the quarter increased 2 percent from the comparable period last year (1 percent at consistent translation rates). Sales increased 3 percent in the Americas and 5 percent in EMEA (sales were flat at consistent translation rates) and decreased 5 percent in Asia Pacific (4 percent at consistent translation rates). Net sales for the year increased 2 percent from the comparable period last year with increases of 4 percent in the Americas and 3 percent in EMEA (sales were flat at consistent translation rates), offset by a 4 percent decrease in Asia Pacific (1 percent at consistent translation rates). Changes in currency translation rates increased worldwide sales by $6 million for the quarter and decreased worldwide sales by $2 million for the year.

Gross profit margin rates increased approximately 4 percentage points for the quarter and year due to realized pricing. The impact of lower product costs further increased the gross profit margin rate in the quarter from the comparable period last year.

Total operating expenses for the fourth quarter increased $10 million (8 percent) from the comparable period last year, including approximately $3 million (3 percentage points) of increases in sales and earnings-based expenses. Total operating expenses for the year increased $29 million (6 percent) compared to last year. The increase includes increased spending on product development and other growth initiatives of $7 million, incremental share-based compensation of $6 million and higher sales and earnings-based expenses of $4 million.

Interest expense was flat for the quarter and decreased $5 million compared to last year as private placement debt was repaid in the first quarter of 2022 and in the third quarter of 2023.

Other non-operating expenses for the quarter and year included a non-cash pension settlement loss of $42 million in connection with the transfer of certain pension obligations to an insurance company. Partially offsetting the pension settlement loss were increases in interest income of approximately $4 million for the quarter and $11 million for the year.

The effective income tax rate was 14 percent for the quarter and 17 percent for the year. Adjusted to exclude certain non-recurring items (see Financial Results Adjusted for Comparability below), the adjusted effective income tax rate was 19 percent for the quarter and year.

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Segment Results
Management assesses performance of segments by reference to operating earnings excluding unallocated corporate expenses. For a reconciliation of segment operating earnings to consolidated operating earnings, refer to the segment information table included in the financial statement section of this release. Certain measurements of segment operations are summarized below:

	Three Months			Twelve Months
	Contractor	Industrial	Process	Contractor	Industrial	Process
Net Sales (in millions)	$238.8	$192.0	$135.9	$985.7	$662.8	$547.1
Percentage change from last year
Sales	2%	1%	4%	(1)%	2%	11%
Operating earnings	20%	2%	15%	14%	1%	35%
Operating earnings as a percentage of sales
2023	29%	37%	28%	29%	35%	30%
2022	25%	37%	25%	25%	36%	25%

Components of net sales change by geographic region for the Contractor segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	0%	0%	0%	0%	(1)%	0%	0%	(1)%
EMEA	3%	0%	5%	8%	(1)%	0%	2%	1%
Asia Pacific	5%	0%	(1)%	4%	(5)%	0%	(4)%	(9)%
Consolidated	1%	0%	1%	2%	(1)%	0%	0%	(1)%
Contractor segment sales increased 2 percent for the quarter and decreased 1 percent for the year. Favorable response to new product offerings was offset for the quarter and year by slower economic activity in worldwide construction markets. The operating margin rate for this segment improved 4 percentage points for both the quarter and year. Lower product costs and realized pricing combined to drive the operating margin rate higher for the quarter. Realized pricing drove most of the improvement in the operating margin rate for the year.

Components of net sales change by geographic region for the Industrial segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	14%	0%	1%	15%	10%	0%	0%	10%
EMEA	(5)%	0%	5%	0%	(2)%	0%	3%	1%
Asia Pacific	(13)%	0%	0%	(13)%	(3)%	0%	(3)%	(6)%
Consolidated	(1)%	0%	2%	1%	2%	0%	0%	2%
Industrial segment sales increased 1 percent for the quarter and 2 percent for the year as continued end market strength in the Americas was mostly offset by lower finishing system sales in EMEA and Asia Pacific. The operating margin rate for this segment was flat for the quarter and decreased 1 percentage point for the year as realized pricing and lower product costs were offset by unfavorable changes in currency translation rates and higher operating expenses.

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Components of net sales change by geographic region for the Process segment were as follows:

	Three Months				Twelve Months
	Volume and Price	Acquisitions	Currency	Total	Volume and Price	Acquisitions	Currency	Total
Americas	1%	0%	0%	1%	13%	0%	0%	13%
EMEA	10%	0%	3%	13%	10%	0%	1%	11%
Asia Pacific	7%	0%	0%	7%	5%	0%	(2)%	3%
Consolidated	4%	0%	0%	4%	11%	0%	0%	11%
Process segment sales increased in all businesses and regions for the quarter and year. The operating margin rate for this segment increased 3 percentage points for the quarter, primarily due to realized pricing and lower product costs. Expense leverage drove an additional 2 percentage point increase in the operating margin rate for the year.

Outlook
“As we head into a new year, the business is performing well, and demand levels generally remain steady in an uncertain macroeconomic environment,” said Sheahan. "We are initiating full-year 2024 revenue guidance of low single-digits on an organic, constant currency basis as we will continue to focus on our core strategies of new product development, expanding distribution, entering new markets and targeting strategic acquisitions to drive shareholder value.”

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Financial Results Adjusted for Comparability
Excluding the impact of pension settlement losses, contingent consideration fair value adjustments, impairment charges, excess tax benefits from stock option exercises and certain non-recurring tax provision adjustments presents a more consistent basis for comparison of financial results. A calculation of the non-GAAP adjusted measurements of operating earnings, earnings before income taxes, income taxes, effective income tax rates, net earnings and diluted earnings per share follows (in millions except per share amounts):

	Three Months Ended		Twelve Months Ended
	Dec 29, 2023	Dec 30, 2022	Dec 29, 2023	Dec 30, 2022
Operating earnings, as reported	$169.9	$152.5	$646.8	$572.7
Contingent consideration	—	—	(8.6)	—
Impairment	—	—	7.8	—
Operating earnings, adjusted	$169.9	$152.5	$646.0	$572.7

Earnings before income taxes	$127.6	$154.0	$608.8	$565.7
Pension settlement loss	42.1	—	42.1	—
Contingent consideration	—	—	(8.6)	—
Impairment	—	—	7.8	—
Earnings before income taxes, adjusted	$169.7	$154.0	$650.1	$565.7

Income taxes, as reported	$17.6	$27.8	$102.3	$105.1
Pension settlement tax effect	8.8	—	8.8	—
Other non-recurring tax benefit	4.8	—	4.8	—
Excess tax benefit from option exercises	1.4	1.9	10.3	5.1
Income taxes, adjusted	$32.6	$29.7	$126.2	$110.2

Effective income tax rate
As reported	13.8%	18.1%	16.8%	18.6%
Adjusted	19.2%	19.3%	19.4%	19.5%

Net Earnings, as reported	$110.0	$126.2	$506.5	$460.6
Pension settlement loss, net	33.3	—	33.3	—
Contingent consideration	—	—	(8.6)	—
Impairment	—	—	7.8	—
Other non-recurring tax benefit	(4.8)	—	(4.8)	—
Excess tax benefit from option exercises	(1.4)	(1.9)	(10.3)	(5.1)
Net Earnings, adjusted	$137.1	$124.3	$523.9	$455.5

Weighted Average Diluted Shares	171.8	171.4	172.2	172.9
Diluted Earnings per Share
As reported	$0.64	$0.74	$2.94	$2.66
Adjusted	$0.80	$0.73	$3.04	$2.63

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Cautionary Statement Regarding Forward-Looking Statements

The Company desires to take advantage of the “safe harbor” provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so. From time to time various forms filed by our Company with the Securities and Exchange Commission, including our Form 10-K, Form 10-Qs and Form 8-Ks, and other disclosures, including our overview report, press releases, earnings releases, analyst briefings, conference calls and other written documents or oral statements released by our Company, may contain forward-looking statements. Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” and similar expressions, and reflect our Company’s expectations concerning the future. All forecasts and projections are forward-looking statements. Forward-looking statements are based upon currently available information, but various risks and uncertainties may cause our Company’s actual results to differ materially from those expressed in these statements. The Company undertakes no obligation to update these statements in light of new information or future events.

Future results could differ materially from those expressed due to the impact of changes in various factors. These risk factors include, but are not limited to: the impact of a public heath crisis, such as an epidemic or pandemic, on our business; political instability, including Russia's invasion of Ukraine, and the sanctions and actions taken against Russia and Belarus in response to the invasion; economic conditions in the United States and other major world economies; our Company’s growth strategies, which include making acquisitions, investing in new products, expanding geographically and targeting new industries; changes in currency translation rates; the ability to meet our customers’ needs and changes in product demand; supply interruptions or delays; security breaches; new entrants who copy our products or infringe on our intellectual property; risks incident to conducting business internationally; catastrophic events; changes in laws and regulations; compliance with anti-corruption and trade laws; changes in tax rates or the adoption of new tax legislation; the possibility of asset impairments if acquired businesses do not meet performance expectations; results of and costs associated with litigation, administrative proceedings and regulatory reviews incident to our business; our ability to attract, develop and retain qualified personnel; the possibility of decline in purchases from a few large customers of the Contractor segment; variations in activity in the construction, automotive, electronics, aerospace, semiconductor, and agriculture and construction equipment industries; and the impact of declines in interest rates, asset values and investment returns on pension costs and required pension contributions. Please refer to Item 1A of our Annual Report on Form 10-K for fiscal year 2022 (and most recent Form 10-Q) for a more comprehensive discussion of these and other risk factors. These reports are available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Investors should realize that factors other than those identified above and in Item 1A of our Annual Report on Form 10-K for fiscal year 2022 might prove important to the Company’s future results. It is not possible for management to identify each and every factor that may have an impact on the Company’s operations in the future as new factors can develop from time to time.

Conference Call

Graco management will hold a conference call, including slides via webcast, with analysts and institutional investors on Tuesday, January 30, 2024, at 11 a.m. ET, 10 a.m. CT, to discuss Graco’s fourth quarter results.

A real-time listen-only webcast of the conference call will be broadcast by Nasdaq. Individuals can access the call and view the slides on the Company’s website at www.graco.com. Listeners should go to the website at least 15 minutes prior to the live conference call to install any necessary audio software.

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About Graco

Graco Inc. supplies technology and expertise for the management of fluids and coatings in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid and powder materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(In thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 29, 2023	Dec 30, 2022	Dec 29, 2023	Dec 30, 2022
Net Sales	$566,643	$555,045	$2,195,606	$2,143,521
Cost of products sold	266,701	282,229	1,034,585	1,086,082
Gross Profit	299,942	272,816	1,161,021	1,057,439
Product development	21,240	21,259	82,822	80,008
Selling, marketing and distribution	66,455	64,491	260,712	250,948
General and administrative	42,313	34,558	171,444	153,783
Contingent consideration	—	—	(8,600)	—
Impairment	—	—	7,800	—
Operating Earnings	169,934	152,508	646,843	572,700
Interest expense	656	1,342	5,191	9,897
Other (income) expense, net	41,728	(2,815)	32,850	(2,921)
Earnings Before Income Taxes	127,550	153,981	608,802	565,724
Income taxes	17,598	27,789	102,291	105,079
Net Earnings	$109,952	$126,192	$506,511	$460,645
Net Earnings per Common Share
Basic	$0.65	$0.75	$3.01	$2.73
Diluted	$0.64	$0.74	$2.94	$2.66
Weighted Average Number of Shares
Basic	168,061	167,706	168,442	168,952
Diluted	171,788	171,406	172,199	172,893

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Dec 29, 2023	Dec 30, 2022	Dec 29, 2023	Dec 30, 2022
Net Sales
Contractor	$238,789	$234,643	$985,675	$999,060
Industrial	191,985	190,171	662,785	649,347
Process	135,869	130,231	547,146	495,114
Total	$566,643	$555,045	$2,195,606	$2,143,521
Operating Earnings
Contractor	$69,243	$57,519	$285,394	$249,833
Industrial	71,098	69,503	234,054	231,298
Process	38,086	33,161	165,273	122,344
Unallocated corporate (expense)	(8,493)	(7,675)	(38,678)	(30,775)
Contingent consideration	—	—	8,600	—
Impairment	—	—	(7,800)	—
Total	$169,934	$152,508	$646,843	$572,700

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	Dec 29, 2023	Dec 30, 2022
ASSETS
Current Assets
Cash and cash equivalents	$537,951	$339,196
Accounts receivable, less allowances of $5,300 and $7,000	354,439	346,010
Inventories	438,349	476,790
Other current assets	35,070	43,624
Total current assets	1,365,809	1,205,620
Property, Plant and Equipment, net	741,713	607,609
Goodwill	370,228	368,171
Other Intangible Assets, net	126,258	137,507
Operating Lease Assets	18,768	29,785
Deferred Income Taxes	61,381	57,090
Other Assets	37,850	33,118
Total Assets	$2,722,007	$2,438,900
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Notes payable to banks	$30,036	$20,974
Trade accounts payable	72,214	84,218
Salaries and incentives	64,802	63,969
Dividends payable	42,789	39,963
Other current liabilities	185,359	190,793
Total current liabilities	395,200	399,917
Long-term Debt	—	75,000
Retirement Benefits and Deferred Compensation	80,347	61,672
Operating Lease Liabilities	11,785	21,057
Deferred Income Taxes	8,215	9,443
Other Non-current Liabilities	2,235	12,159
Shareholders’ Equity
Common stock	167,946	167,702
Additional paid-in-capital	863,336	784,477
Retained earnings	1,227,938	976,851
Accumulated other comprehensive income (loss)	(34,995)	(69,378)
Total shareholders’ equity	2,224,225	1,859,652
Total Liabilities and Shareholders’ Equity	$2,722,007	$2,438,900

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GRACO INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Year Ended
	Dec 29, 2023	Dec 30, 2022
Cash Flows From Operating Activities
Net Earnings	$506,511	$460,645
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	74,321	65,997
Deferred income taxes	(8,502)	(9,997)
Share-based compensation	30,229	24,695
Pension settlement loss	42,129	—
Contingent consideration	(8,600)	—
Impairment	7,800	—
Change in
Accounts receivable	(3,245)	(29,944)
Inventories	42,716	(95,691)
Trade accounts payable	(12,348)	4,195
Salaries and incentives	(2,158)	(18,442)
Retirement benefits and deferred compensation	(13,661)	(18,674)
Other accrued liabilities	(5,269)	(4,191)
Other	1,094	(1,199)
Net cash provided by operating activities	651,017	377,394
Cash Flows From Investing Activities
Property, plant and equipment additions	(184,775)	(201,161)
Acquisition of businesses, net of cash acquired	—	(25,296)
Other	(499)	(362)
Net cash used in investing activities	(185,274)	(226,819)
Cash Flows From Financing Activities
Borrowings on short-term lines of credit, net	9,725	(18,252)
Payments on long-term debt	(75,000)	(75,000)
Payments of debt issuance costs	(1,025)	—
Common stock issued	60,182	35,619
Common stock repurchased	(102,344)	(233,426)
Taxes paid related to net share settlement of equity awards	(1,225)	(1,219)
Cash dividends paid	(158,323)	(142,125)
Net cash used in financing activities	(268,010)	(434,403)
Effect of exchange rate changes on cash	1,022	(1,278)
Net increase (decrease) in cash and cash equivalents	198,755	(285,106)
Cash and Cash Equivalents
Beginning of year	339,196	624,302
End of year	$537,951	$339,196

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